SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)

                       September 28, 1995
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                    Rhone-Poulenc Rorer Inc.
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     (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851                    23-1699163
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(State or other juris-    (Commission               (IRS Employer
diction of incorporation) File Number)        Identification No.)

               500 Arcola Road, Collegeville, PA          19426
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            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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 (Former name or former address, if changed since last report)

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

  Under the terms of the Amendment to the Joint Venture Agreement dated September 28, 1995 (the "Amendment"), Armour Pharmaceutical Company ("Armour"), a subsidiary of Rhone-Poulenc Rorer, Inc., and Behringwerke AG ("Behring"), a subsidiary of Hoechst AG, have completed the creation of their 50/50 global joint venture dedicated to the plasma proteins business.

  Effective October 1, 1995, Armour and Behring will transfer operational control of certain net assets of their respective plasma operations to the management of the joint venture. According to the Amendment, the joint venture partners are entitled to receive the fourth quarter profits generated by their respective contributed businesses; a 50/50 profit sharing will be instituted effective January 1, 1996.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

     (a)Combined Financial Statements of the Plasma Division of Behringwerke AG and of selected foreign subsidiaries of Hoechst AG.

        It is impracticable to provide the required financial statements at the time of filing this Form 8-K. The required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than November 26, 1995.


     (b)Pro Forma Financial Information (unaudited) to reflect RPR's acquisition of a 50% interest in a joint venture formed to combine the plasma protein businesses of Rhone-Poulenc Rorer's Armour Pharmaceutical Company and Hoechst AG's Behringwerke subsidiaries.

        It is impracticable to provide the required financial information at the time of filing this Form 8-K. The required financial information will be filed on Form 8-K/A as soon as practicable, but not later than November 26, 1995.

     (c)EXHIBITS.

        Exhibit 2 - Amendment No. 1 to the Joint Venture agreement between Armour Pharmaceutical Company and Behringwerke AG.



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                          SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be

signed on its behalf by the undersigned hereunto duly

authorized.





                                  RHONE-POULENC RORER INC.
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                                        (registrant)




Dated: October 11, 1995     By:      /s/ Thomas F. Crawford
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                                        Thomas F. Crawford
                                        Vice President and
                                        Corporate Controller